Exhibit 10.1

US $600,000.00	July ____, 2015 Livingston, New Jersey

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, SWK TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of PRODUCTIVE TECH, INC., a New Jersey corporation (the “Note Holder”), or as it may otherwise direct, no later than the Maturity Date (as defined below), the unpaid principal amount of the loan (the “Loan”) made by the Note Holder to the Borrower on the date hereof, as evidenced hereby, in the principal amount of Six Hundred Thousand Dollars (US $600,000.00). The Borrower hereby promises to pay interest on the unpaid principal amount of the Loan on the dates and at the rate provided for herein.

SECTION 1 .  Certain Terms Defined. The following terms for all purposes of this Promissory Note shall have the respective meanings specified below.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

 “Event of Default” has the meaning given to it in Section 6.

“Maturity Date” means the date that is sixty (60) months following execution hereof, on which date the then outstanding amount of the Loan, together with all then outstanding interest, shall be paid in full.

“Parent” means SilverSun Technologies, Inc., a Delaware corporation, and its successors and assigns.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, Limited Liability Company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

SECTION 2 .  Payments Due Under Promissory Note.  Borrower shall pay Note Holder the applicable amount specified on Schedule 1 hereto (the “Amortization Schedule”), on the applicable date specified thereon, until the amount due hereunder is paid in full.  The initial payment shall be due and payable on August 1, 2015.

SECTION 3 .  Interest Payments.  As provided on the Amortization Schedule, the unpaid principal amount of the Loan shall bear interest at a rate per annum equal to two and one-half percent (2.50%).  Any amounts outstanding on the Maturity Date shall be due and owing as of such date.

Any overdue principal of or interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of (i) the maximum interest rate permitted by applicable law or (ii) ten percent (10.00%) (the “Default Rate”).

Interest shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 4 .  Optional Prepayments.  The Borrower may prepay the Loan in whole or in part at any time without penalty by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment.

SECTION 5 .  General Provisions as to Payments.  The payment of principal of and interest on the Loan by the Borrower hereunder shall be made not later than 12:00 Noon (New York City time) on the due date of each payment by cashier’s check or by wire transfer of immediately available funds to the Note Holder’s account at a bank in the United States specified by the Note Holder in writing to the Borrower without reduction by reason of any set-off or counterclaim.  In the event of payment by check, said payment shall be payable at 1120 Crown Point Road, Westville, NJ 08093, or at such other place as Note Holder may designate in writing from time to time.

SECTION 6 .  Events of Default.  Each of the following events shall constitute an “Event of Default”:

a.	the principal or interest of the Loan shall not be paid within five (5) Business Days of the date that such amount was due. Time is of the essence as to payment;

b.
a court shall enter a decree or order for relief in respect of the Borrower or Parent in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or Parent for any substantial part of the property of the Borrower or Parent or ordering the winding up or liquidation of the affairs of the Borrower or Parent, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and

c.
the Borrower or Parent shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or Parent or for any substantial part of the property of the Borrower or Parent, or the Borrower or Parent shall make any general assignment for the benefit of creditors.

If an Event of Default shall occur, the unpaid principal and accrued interest on the Loan shall become immediately due and payable.  Immediately upon the occurrence of any Event of Default the Note Holder, the Borrower may proceed to protect, enforce, exercise and pursue any and all legal rights and remedies available to the Note Holder under this Promissory Note and any and all legal rights and remedies available to the Note Holder at law or in equity.

SECTION 7 .  Further Assurances.  The Borrower hereby agrees that, from time to time upon the written request of the Note Holder, the Borrower will execute and deliver such further documents and do such other acts and things as the Note Holder may reasonably request in order to fully effect the purposes of this Promissory Note.

SECTION 8 . Notices.  All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address set forth below or at such other address as such party may hereafter specify for the purpose by notice to each other party hereto.

If to the Borrower:

SWK Technologies, Inc.
5 Regent Street, Suite #520
Livingston, NJ  07039
Attention: Jeffrey D. Roth

If to the Note Holder:

Productive Tech, Inc.
1120 Crown Point Road
Westville, NJ  08093
Attention: John McPoyle
Kevin Snyder

Every notice or other communication shall, except so far as otherwise expressly provided by this Promissory Note, be deemed to have been received (provided that it is received prior to 2 p.m. local time; otherwise it shall be deemed to have been received on the next following Business Day) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

SECTION 9 .  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Event of Default.   No right or remedy herein conferred upon or reserved to the Note Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Note Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Promissory Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Note Holder.

SECTION 10 .  Transfers.  The parties may not transfer or assign this Promissory Note nor any right or obligation hereunder to any person or entity without the prior written consent of both the Borrower and the Note Holder.

SECTION 11 .  Modification.  This Promissory Note may be modified only with the written consent of both the Borrower and the Note Holder.

SECTION 12 .  Expenses.  The Borrower agrees to pay to the Note Holder all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Promissory Note.

SECTION 13 .  Miscellaneous.  This Promissory Note shall be deemed to be a contract under the laws of the State of New Jersey, and for all purposes shall be construed in accordance with the laws of said state without regard to conflict of law principles.  The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Promissory Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.  The Section headings herein are for convenience only and shall not affect the construction hereof.  Any provision of this Promissory Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  This Promissory Note shall bind the Borrower and his or her heirs, administrators, executors, personal representatives, successors and permitted assigns.  The rights under and benefits of this Promissory Note shall inure to the Note Holder and its successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed on the date indicated below.

Date:  July ___, 2015

SWK Technologies, Inc.

By: __________________________
Name:  Jeffrey D. Roth
Title:    Chief Executive Officer

SCHEDULE 1

Amortization Schedule

PARENT GUARANTY

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Silversun Technologies, Inc., a Delaware corporation (the “Guarantor”), does hereby covenant, contract and agree with Productive Tech, Inc., a New Jersey corporation (the “Note Holder”), that Guarantor will guarantee, absolutely and unconditionally, the debt of SWK Technologies, Inc., a Delaware corporation (the “Borrower”), owing pursuant to that certain Promissory Note, dated July 6, 2015 (the “Promissory Note”), together with all reasonable attorneys’ fees, disbursements and all other reasonable costs and expenses of collection incurred by the Note Holder in enforcing any of the terms and obligations of the Promissory Note and/or this guarantee (the “Obligations”).  This agreement shall be referred to herein as the “Parent Guarantee”.

SECTION 1.  Guaranty.  Guarantor agrees to guarantee the full and punctual payment, performance and satisfaction of the Obligations of the Borrower to the Note Holder, its successors, indorsees, transferees and assigns, now existing or hereafter arising or acquired in connection with the Promissory Note.  The Parent Guaranty shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full.  This is a guaranty of payment and performance and not of collection.  The Note Holder can enforce this Parent Guaranty against Guarantor regardless of whether the Note Holder has exhausted its remedies against the Borrower.

The Parent Guaranty is absolute and unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Note Holder upon the guarantee contained in this Section 1 or acceptance of the guarantee contained in this Section 1; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 1; and all dealings between the Borrower and the Guarantor, on the one hand, and the Note Holder, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 1. The Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this Section 1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Promissory Note, any of the Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Note Holder, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by Note Holder) which may at any time be available to or be asserted by the Borrower, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under the guarantee contained in this Section 1, in bankruptcy or in any other instance.

SECTION 2.  Waiver. Guarantor expressly waives presentment, notice of default, protest and acceptance.  To the extent not prohibited by the laws of the State of New Jersey, Guarantor further waives the right to assert any defenses and claims that the Borrower may assert, and Guarantor’s right, if any, to require that the Note Holder seek remedies against Borrower or any other person before collecting from Guarantor.   No delay or omission of the Note Holder to exercise any right or power hereunder or upon any Event of Default, as defined above, under the Promissory Note, occurring and continuing shall impair any such right or power or shall be construed to be a waiver under the Parent Guarantee or Promissory Note.

SECTION 3.  Successors and Assigns. This Parent Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Note Holder and its respective successors and assigns; PROVIDED that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Parent Guarantee without the prior written consent of the Note Holder.

SECTION 4.  Governing Law. This Parent Guarantee and the rights and obligations of each party hereto, shall be governed and construed in accordance with the laws of the State of New Jersey without reference to its choice or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

[signature page follows]

IN WITNESS WHEREOF, the Parent has caused this Parent Guarantee to be duly executed on the date indicated below.

Date:  July ___, 2015

SilverSun Technologies, Inc.

By: __________________________
Name:
Title:    Chief Executive Officer